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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                               -------------------


                                    Form 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                         Date of Report: March 13, 1997


                  CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.
               (Exact name of registrant as specified in charter)



                           New York 1-1217 13-5009340
                     (State of (Commission (I.R.S. Employer
                 incorporation) File Number) Identification No.)



                       4 Irving Place, New York, NY 10003
                    (Address of principal executive offices)


                  Registrant's telephone number: (212) 460-4600







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INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS


PSC SETTLEMENT AGREEMENT

         The New York State Public Service Commission ("PSC"), by order issued and effective May 20, 1996 in its "Competitive Opportunities" proceeding, endorsed a fundamental restructuring of the electric utility industry in New York State, based on competition in the generation and energy services sectors of the industry.

         On March 13, 1997, Con Edison and the PSC staff entered into a settlement agreement, dated March 12, 1997, with respect to this proceeding (the "Settlement Agreement"). A copy of the Settlement Agreement is filed as an exhibit to this report.

         The Settlement Agreement, which is subject to PSC approval, provides for a transition to a competitive electric market by instituting "retail access" over a five-year period (the "Transition"), a rate plan for the Transition, a reasonable opportunity to recover prior utility investments and commitments that may not be recoverable in a competitive electric market (often referred to as "strandable" costs), the divestiture by Con Edison to unaffiliated third parties of at least 50 percent of its New York City fossil-fueled generating capacity and, subject to Con Edison shareholder and other approvals, a corporate reorganization into a holding company structure. A PSC order with respect to the Settlement Agreement is expected by mid-1997.

         Con Edison believes that the Settlement Agreement will not adversely affect its eligibility to continue to apply Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation." If such eligibility were adversely affected, a material write-down of assets, the amount of which is not presently determinable, could be required.

Retail Access. Con Edison will implement an energy and capacity retail access program that will permit its customers to choose alternative energy suppliers. The delivery of electricity to customers will continue to be through the Company's transmission and distribution systems. The program will begin in Fall 1997 with certain large customers and be expanded to 500 megawatts of customer load within 12 months following PSC approval of the Settlement Agreement. The program will be further expanded in annual increments. Con Edison will target the phase-in of retail access to make it available to all of its customers by the earlier of 24 months after the Independent System Operator (see "FERC ISO FILING," below) becomes fully operational or December 2002. This schedule is subject to adjustment as circumstances warrant. In general, Con Edison's delivery rates for retail access customers during the Transition will equal the rate applicable to other comparable Con Edison customers less the market value of the energy and capacity being supplied for customers by the other sellers.


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Rate Plan. The rate plan reduces the generation-related revenues that Con Edison would have received over the five-year Transition had current rate levels remained in effect by $655 million. Base rates will be lower by 25 percent for Con Edison's largest industrial customers and, by the last year of the Transition, will be lower by 10 percent for other large industrial and commercial customers and 3.3 percent for residential and other customers. In general, base electric rates will not otherwise be changed during the Transition except in the event of changes in costs above anticipated annual levels resulting from legal or regulatory requirements (including a requirement or interpretation resulting in Con Edison's refunding its tax-exempt debt), inflation in excess of a 4 percent annual rate, property tax increases and environmental costs, or in the event Con Edison's rate of return becomes unreasonable for the provision of safe and adequate service.

         The Settlement Agreement also provides, among other things, for a non-bypassable system benefits charge to recover, to the extent not otherwise recovered, the costs of required research and development, energy efficiency programs and programs to assist low-income customers, and a penalty mechanism (estimated maximum, $26 million per year) for failure to maintain certain service quality and reliability standards.

         For any Transition rate year, 50 percent of any earnings in excess of a rate of return of 12.9 percent on electric common equity will be retained for shareholders and 50 percent will be applied for customer benefit, with one-half of such amount to be applied to a reduction of rates or as otherwise determined by the PSC and the balance to be deferred and applied to reduce the Company's generating plant balances through additional depreciation expense. The rate of return calculation will exclude any incentives and reflect any amounts by which the rate of return for earlier Transition rate years fell below 11.9 percent. This earnings sharing will end beginning in the year in which Con Edison fulfills its divestiture commitment (discussed below) or in which 15 percent of the service area peak load (excluding the existing load served by the New York Power Authority) is supplied other than by Con Edison.

         The Settlement Agreement supersedes the provisions of Con Edison's 1995 electric rate agreement prescribing overall electric revenue levels for the 12 months ending March 31, 1998. The Settlement Agreement also eliminates the provisions of the 1995 electric rate agreement for incentives or penalties related to the Enlightened Energy program and customer service performance, the Electric Revenue Adjustment and related Revenue per Customer mechanisms (the "modified ERAM"), earnings sharing and reconciliation of amounts included in base rates with actual costs for pensions and other post-employment benefits, capacity charges under Con Edison's contracts with non-utility generators of electricity ("NUGs"), Enlightened Energy program and renewable energy expenses, property taxes and research and development expenses. The Settlement Agreement also requires the reversal of all related balances at March 31,1997, the net effect of which is not expected to be material. An incentive-based fuel adjustment clause, initially similar to the partial pass-through fuel adjustment clause under the 1995 electric rate agreement, will be in effect during the Transition.


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Divestiture  Commitment.  Con Edison has agreed to divest to unaffiliated  third parties at least 50 percent of its New York City fossil-fueled generating capacity no later than December 2002, unless the PSC determines that such divestiture should be delayed or reduced (to maximize sales price or address other developments). Divestiture could also be delayed under certain other circumstances. Con Edison generating units not divested to unaffiliated third parties might be transferred to an unregulated affiliate of Con Edison. Con Edison has agreed to submit a detailed divestiture plan to the PSC within one year of the PSC's approval of the Settlement Agreement. The PSC could approve the divestiture plan as submitted, initiate a proceeding to address market power or other concerns, or request Con Edison to respond to such concerns.


Recovery of Prior Investments and Commitments. Potential strandable costs for Con Edison are those prior utility investments and commitments that may not be recoverable in a competitive retail electric market. Con Edison estimates1 that, on a present value basis, its electric strandable costs could be between $4.7 billion and $6.2 billion, including an estimated $650 million relating to its fossil-fueled plants; $1.1 billion relating to its nuclear generating operations (including decommissioning costs); and $3 billion to $4.5 billion relating to capacity charges under Con Edison's contracts with NUGs.

         During the Transition, Con Edison will continue to recover its potential electric strandable costs in the rates it charges all customers. Con Edison will also provide during the Transition for $350 million of additional depreciation for its fossil-fueled generating units and $45 million for its Indian Point 2 nuclear unit. In addition, as indicated above, certain "excess" earnings will be applied as an offset to strandable costs.

         Following the Transition, Con Edison will be given a reasonable opportunity to recover remaining electric strandable costs, as adjusted for any after-tax net gain or loss from divestiture or transfer of Con Edison generating units, through a non-bypassable charge to customers. For remaining fossil-related strandable costs, the recovery period will be 10 years and for the Indian Point 2 nuclear unit, the recovery period will be the then-remaining life of the unit. With respect to its NUG contracts, Con Edison will be permitted to recover at least 90% of the amount by which the actual costs of its purchases under the contracts exceed market value after the Transition. Any potential disallowance after the Transition will be limited to the lower of (i) 10% of the above-market costs or (ii) $300 million (in 2002 dollars). The potential disallowance will be offset by NUG contract mitigation achieved by Con Edison after the beginning of the Transition period and 10% of the gross proceeds of generating unit sales to third parties. The Company will be permitted a reasonable opportunity to recover any costs subject to disallowance that are not offset by these two factors if it makes good faith efforts in implementing provisions of the Settlement Agreement leading to the development of a competitive electric market in its service territory.


___________
1 These estimates are forward-looking statements. Actual stranded costs might be materially higher or lower from these estimates because of factors affecting the future market price of capacity (such as competition among capacity providers, changes in energy usage patterns or economic conditions, technological developments, or installation of new, or retirement of existing, generation or transmission capacity), changes in laws or regulations, and other presently unknown or unforeseen factors.


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         Any financing savings from  "securitization" of Con Edison's strandable costs are expected to be applied to further reduce customer rates. Subject to satisfying any conditions of any securitization legislation enacted in New York State, Con Edison could transfer its right to recover from customers the payment for the strandable costs to a financing entity that would in return remit to Con Edison the proceeds of debt issued by the financing entity. The debt, which would be non-recourse to Con Edison, would be secured by, and repaid from, the future customer payments.


Corporate Structure. The Settlement Agreement authorizes Con Edison to create a holding company and establishes guidelines governing transactions among affiliates. The formation of the holding company is subject to the approval of Con Edison's shareholders, FERC approval and the consent of the Nuclear Regulatory Commission.

         Upon formation of the holding company, Con Edison will become a subsidiary of the holding company, and Con Edison's common shareholders will automatically become the shareholders of the holding company. Con Edison expects that the holding company would initially also have unregulated energy supply, energy services and new ventures subsidiaries. The energy supply subsidiary may become an unregulated owner and operator of electric generating plants and marketer of electricity. It is expected that Con Edison's existing gas marketing subsidiary, ProMark Energy, Inc., will be transferred to the holding company to become a full-service provider of energy services engaging in both wholesale and retail sales of electricity and gas and related services. Likewise, Con Edison's existing subsidiary, Gramercy Development, Inc., is expected to be the new ventures subsidiary through which the holding company will develop other opportunities in both energy and non-energy fields, both domestically and internationally.

         The Settlement Agreement limits the dividends that Con Edison could pay to the holding company to not more than 100 percent of income available for dividends calculated on a two-year rolling average basis. Excluded from "income available for dividends" will be non-cash charges to income resulting from accounting changes or charges to income resulting from significant unanticipated events. The limitation will not apply to dividends necessary to transfer to the holding company proceeds from major transactions, such as asset sales, or to dividends reducing Con Edison's capital ratio to a level appropriate to Con Edison's business risk.


Litigation. Pursuant to the Settlement Agreement, Con Edison will terminate an appeal of a November 1996 rejection by the Supreme Court of the State of New York of a challenge to the PSC's May 20, 1996 order.



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FERC ISO FILING

     On January 31, 1997, Con Edison along with the other New York electric utilities submitted a filing to the Federal Energy Regulatory Commission for approval of a fundamental restructuring of the wholesale electric market in New York State, including the establishment of an independent system operator ("ISO"), the New York State Reliability Council ("NYSRC") and a power exchange called the New York Power Exchange ("NYPE"). As proposed, the existing New York Power Pool will be dissolved and the ISO will administer a state-wide open access tariff and provide for the short-term reliable operation of the bulk power system in the state. The NYSRC will have primary responsibility for developing, and monitoring compliance with, rules to address the particular system reliability needs of the state. The NYPE will be established to provide a vehicle through which buyers and sellers may participate in the wholesale energy and ancillary services markets.

         As proposed, generators of electricity could submit bids to sell energy to, and load serving entities could submit bids to buy energy from, the NYPE or any other power exchange. Each power exchange would then submit its delivery schedules to the ISO which would review them for feasibility and reliability. The energy market would use a "locational-based marginal pricing" mechanism that takes into account transmission limitations. Generators would also have the opportunity to enter into bilateral contracts for electricity.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(b)      Exhibits

10 Agreement and Settlement, dated March 12, 1997, between Consolidated Edison
   Company of New York, Inc. and the Staff of the New York State Public Service Commission (without Appendices).


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     CONSOLIDATED EDISON COMPANY
                                                              OF NEW YORK, INC.

                                                      By:     JOAN S. FREILICH
                                                              JOAN S. FREILICH
                                                      Senior Vice President and
                                                        Chief Financial Officer

DATE:    March 13, 1997